Exhibit 99.1

FOR IMMEDIATE RELEASE

Workhorse Group Provides Business Update

Focused on Advancing Product Roadmap for W4 CC, W750, and W56 Vehicles

Takes Decisive Step to Discontinue the C1000 Program

SEC Concludes Previously Disclosed Investigation Without Taking Enforcement Action

Proceeding with W4 CC Shipments to Customers

CINCINNATI, December 28, 2022 – Workhorse Group Inc. (Nasdaq: WKHS) (“Workhorse” or “the Company”), an American technology company focused on pioneering the transition to zero emission commercial vehicles, today provided a business update as the Company looks ahead to 2023:

●	Workhorse is discontinuing the C1000 program, effective immediately, as it fully focuses its resources on advancing its product roadmap for the W4 CC, W750, and W56 vehicles. After thorough engineering review, durability testing and careful consideration, the Company determined the increasing time, cost and resources being devoted to the C1000 are better allocated on the development and production of its other vehicles and products. As a result, the Company expects to record a non-cash inventory write-off of approximately $10 million plus disposal costs.

●	The Company received notice from the Securities and Exchange Commission (“SEC”) that the previously disclosed investigation of the Company has concluded, and the SEC does not intend to recommend any enforcement action against the Company at this time.

●	The W4 CC vehicles that were previously delayed in ports are now beginning to be shipped to Workhorse facilities. The Company is working expeditiously to deliver the vehicles to customers.

“We are pleased to conclude 2022 with legacy issues behind us and are looking ahead to 2023 fully focused on executing our commercial vehicle product roadmaps and advancing our Aero and Stables & Stalls businesses,” said the Company’s CEO Rick Dauch. “We are on track with our plans to ramp up production and deliveries across our W4 CC, W750 and W56 in 2023 and beyond. The conversations we’ve had with customers over the last several weeks have reinforced that demand for our vehicles is strong. We remain confident in our ability to win in the EV market and create value for our customers, our communities and our shareholders.”

The Company reaffirmed its revised guidance range for 2022, which includes manufacturing and delivering approximately 25-100 vehicles and generating between $5 million and $15 million in revenue. The Company also continues to expect to generate significant revenue growth in 2023, as it ramps up production of its products.

About Workhorse Group Inc.

Workhorse is a technology company focused on providing drone-integrated electric vehicles to the last-mile delivery sector. As an American original equipment manufacturer, we design and build high performance, battery-electric vehicles including trucks and aircraft. Workhorse also develops cloud-based, real-time telematics performance monitoring systems that are fully integrated with our vehicles and enable fleet operators to optimize energy and route efficiency. All Workhorse vehicles are designed to make the movement of people and goods more efficient and less harmful to the environment. For additional information visit workhorse.com.

Forward Looking Statements

This press release contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. When used in this document, the words “anticipate,” “expect,” “plan,” “believe,” “seek,” “estimate,” “will,” and “continue” and similar expressions are intended to identify forward-looking statements. These statements involve substantial risks and uncertainties. For a further description of the risks and uncertainties relating to the business of the Company in general, see the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022. Forward-looking statements speak only as of the date hereof. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based, except as required by law

Media Contact:

Aaron Palash / Greg Klassen

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Investor Relations Contact:

Matt Glover and Tom Colton

Gateway Investor Relations

949-574-3860

WKHS@gatewayir.com